Exhibit (m): Calculations of Illustrations for VUL-NY

Narrative for the Hypothetical Illustration 1

I.	The 0% gross current return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit, 40 Male, NonSmoker, Face: $200,000, Premium: $2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

= $200,000 or 222% x $8,609.93

= $200,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4:	$7,028.72
+ Annual Premium*	$2,500.00
- Premium Expense Charge**	$87.50
- Monthly Deduction***	$609.00
- Mortality & Expense Charge****	$81.99
+ Hypothetical Rate of Return*****	($140.30)

=	$8,610	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.
**	Premium Expense Charge is 3.5% of each premium payment.
***	The monthly deduction is made up of a $5.00 monthly policy fee, a $2.00 monthly DBG charge, and a monthly cost of insurance (COI) charge for year 5 of:

Month	COI
1	$43.66
2	$43.68
3	$43.69
4	$43.71
5	$43.73
6	$43.74
7	$43.76
8	$43.77
9	$43.79
10	$43.81
11	$43.82
12	$43.84
Total	$525.00

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.
*****	The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.52%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	($12.19)
2	($12.10)
3	($12.01)
4	($11.92)

5	($11.83)
6	($11.74)
7	($11.65)
8	($11.56)
9	($11.47)
10	($11.38)
11	($11.29)
12	($11.20)
Total	($140.30)

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$8,609.93
- Year 5 Surrender Charge	$2,084.00

=	$6,526	(rounded to the nearest dollar)

II.	The 6% gross current return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit, 40 Male, NonSmoker, Face: $200,000, Premium: $2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

= $200,000 or 222% x $10,414.25

= $200,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$8,239.05
+ Annual Premium*	$2,500.00
- Premium Expense Charge**	$87.50
- Monthly Deduction***	$604.90
- Mortality & Expense Charge****	$92.93
+ Hypothetical Rate of Return*****	$460.53

=	$10,414	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.
**	Premium Expense Charge is 3.5% of each premium payment.
***	The monthly deduction is made up of a $5.00 monthly policy fee, a $2.00 monthly DBG charge, and a monthly cost of insurance (COI) charge for year 5 of:

Month	COI
1	$43.38
2	$43.39
3	$43.39
4	$43.40
5	$43.40
6	$43.41
7	$43.41
8	$43.41
9	$43.42
10	$43.42
11	$43.43
12	$43.43
Total	$520.90

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.
*****	The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.52%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$38.77
2	$38.70
3	$38.63
4	$38.56
5	$38.49
6	$38.41
7	$38.34
8	$38.27
9	$38.20
10	$38.12
11	$38.05
12	$37.98
Total	$460.53

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$10,414.25
- Year 5 Surrender Charge	$2,084.00

=	$8,330	(rounded to the nearest dollar)

III.	The 12% gross current return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit, 40 Male, NonSmoker, Face: $200,000,

Premium: $2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

= $200,000 or 222% x $12,537.67

= $200,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$9,606.94
+ Annual Premium*	$2,500.00
- Premium Expense Charge**	$87.50
- Monthly Deduction***	$600.18
- Mortality & Expense Charge****	$105.29
+ Hypothetical Rate of Return*****	$1,223.69

=	$12,538	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.
**	Premium Expense Charge is 3.5% of each premium payment.
***	The monthly deduction is made up of a $5.00 monthly policy fee, a $2.00 monthly DBG charge, and a monthly cost of insurance (COI) charge for year 5 of:

Month	COI
1	$43.07
2	$43.06
3	$43.05
4	$43.04
5	$43.03
6	$43.02
7	$43.01
8	$43.00
9	$42.99
10	$42.98
11	$42.97
12	$42.96
Total	$516.18

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.
*****	The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.52%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$100.02
2	$100.37
3	$100.72
4	$101.07

5	$101.42
6	$101.78
7	$102.14
8	$102.50
9	$102.86
10	$103.23
11	$103.60
12	$103.98
Total	$1,223.69

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$12,537.67
- Year 5 Surrender Charge	$2,084.00

=	$10,454	(rounded to the nearest dollar)

Narrative for the Hypothetical Illustration 2

I.	The 0% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit, 40 Male, NonSmoker, Face: $200,000,

Premium: $2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

= $200,000 or 222% x $8,428.11

= $200,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4:	$6,889.00
+ Annual Premium*	$2,500.00
- Premium Expense Charge**	$87.50
- Monthly Deduction***	$655.13
- Mortality & Expense Charge****	$80.51
+ Hypothetical Rate of Return*****	($137.76)

=	$8,428	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.
**	Premium Expense Charge is 3.5% of each premium payment.
***	The monthly deduction is made up of a $5.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$47.49
2	$47.51
3	$47.53
4	$47.55
5	$47.57
6	$47.58
7	$47.60
8	$47.62

9	$47.64
10	$47.66
11	$47.68
12	$47.69
Total	$571.13

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.
*****	The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.52%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	($12.00)
2	($11.91)
3	($11.81)
4	($11.72)
5	($11.62)
6	($11.53)
7	($11.43)
8	($11.34)
9	($11.24)
10	($11.15)
11	($11.06)
12	($10.96)
Total	($137.76)

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$8,428.11
- Year 5 Surrender Charge	$2,084.00

=	$6,344	(rounded to the nearest dollar)

II.	The 6% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit, 40 Male, NonSmoker, Face: $200,000,

Premium: $2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

= $200,000 or 222% x $10,206.05

= $200,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$8,083.12
+ Annual Premium*	$2,500.00
- Premium Expense Charge**	$87.50
- Monthly Deduction***	$650.73
- Mortality & Expense Charge****	$91.31
+ Hypothetical Rate of Return*****	$452.47

=	$10,206	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.
**	Premium Expense Charge is 3.5% of each premium payment.
***	The monthly deduction is made up of a $5.00 monthly policy fee, a $2.00 monthly DBG charge, and a monthly cost of insurance (COI) charge for year 5 of:

Month	COI
1	$47.19
2	$47.20
3	$47.21
4	$47.21
5	$47.22
6	$47.22
7	$47.23
8	$47.24
9	$47.24
10	$47.25
11	$47.25
12	$47.26
Total	$566.73

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.
*****	The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.52%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$38.19
2	$38.10
3	$38.01
4	$37.93
5	$37.84
6	$37.75
7	$37.66
8	$37.58
9	$37.49
10	$37.40
11	$37.31
12	$37.22
Total	$452.47

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$10,206.05
- Year 5 Surrender Charge	$2,084.00

=	$8,122	(rounded to the nearest dollar)

III.	The 12% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit, 40 Male, NonSmoker, Face: $200,000,

Premium: $2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

= $200,000 or 222% x $12,299.59

= $200,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$9,433.29
+ Annual Premium*	$2,500.00
- Premium Expense Charge**	$87.50
- Monthly Deduction***	$645.67
- Mortality & Expense Charge****	$103.51
+ Hypothetical Rate of Return*****	$1,202.98

=	$12,300	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.
**	Premium Expense Charge is 3.5% of each premium payment.
***	The monthly deduction is made up of a $5.00 monthly policy fee, a $2.00 monthly DBG charge, and a monthly cost of insurance (COI) charge for year 5 of:

Month	COI
1	$46.86
2	$46.85
3	$46.84
4	$46.83
5	$46.82
6	$46.81
7	$46.80

8	$46.79
9	$46.78
10	$46.77
11	$46.76
12	$46.75
Total	$561.67

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.
*****	The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.52%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$98.54
2	$98.84
3	$99.15
4	$99.45
5	$99.76
6	$100.08
7	$100.39
8	$100.71
9	$101.03
10	$101.35
11	$101.68
12	$102.00
Total	$1,202.98

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$12,299.59
- Year 5 Surrender Charge	$2,084.00

=	$10,216	(rounded to the nearest dollar)